UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2018

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact name of Registrant as specified in its charter)

Bermuda

(State of Incorporation)

001-35784

(Commission File Number)

98-0691007

(I.R.S. Employer Identification No.)

7665 Corporate Center Drive Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Interim Chief Financial Officer

On March 5, 2018, Norwegian Cruise Line Holdings Ltd. (the “Company”) appointed Mr. Mark A. Kempa, age 46, as Interim Chief Financial Officer in addition to his role as Senior Vice President, Finance. There are no arrangements or understandings between Mr. Kempa and any other persons pursuant to which he was selected as an officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Kempa will serve as Interim Chief Financial Officer until a successor is named. The Company is in the process of conducting a search for a new Chief Financial Officer and will name a successor at the completion of the search.

Mr. Kempa has been the Company’s Senior Vice President, Finance, since November 2014. From September 2008 to November 2014, he served as Vice President, Corporate and Capital Planning, and was an instrumental figure in the Company’s successful initial public offering in 2013. From January 2007 to August 2008, he served as Director, Corporate and Capital Planning. From January 2003 to December 2006, he served as Director, Newbuild Cost and Control. In this role, he spent almost three years representing the financial interests of the Company’s expansive newbuild program while positioned overseas in Germany and was a key contributor to the launch of the Company’s U.S. flagged vessel, Pride of America. From May 1998 to December 2002, he served in various roles in accounting and internal audit. Prior to joining the Company, Mr. Kempa served as the Assistant Controller for International Voyager Media, a travel portfolio company. Mr. Kempa holds a Bachelor’s degree in Accounting from Barry University.

Mr. Kempa will continue to be compensated pursuant to the terms of his existing employment agreement with the Company, which is consistent with the Company’s employment agreements with other similarly situated executives.

Pursuant to her previously announced departure from the Company, Ms. Wendy Beck resigned as Executive Vice President and Chief Financial Officer of the Company effective as of March 5, 2018. In connection with her departure, Ms. Beck will receive the previously announced benefits payable under the transition agreement she entered into with the Company and base salary and pro-rata bonus opportunity as if she remained employed through September 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORWEGIAN CRUISE LINE HOLDINGS LTD.

/s/ Daniel S. Farkas
Name:	Daniel S. Farkas
Title:	Senior Vice President, General Counsel and Assistant Secretary

Dated: March 9, 2018